Exhibit 99.1

Press Release

INTERACTIVE DATA ANNOUNCES CHANGE IN

FINANCIAL LEADERSHIP

Andrew Hajducky Steps Down as Chief Financial Officer

Christine Sampson, Interactive Data’s Chief Accounting Officer,

to Serve as Interim CFO

BEDFORD, Mass – September 16, 2009 – Interactive Data Corporation (NYSE: IDC), a leading provider of financial market data, analytics and related solutions to financial institutions, active traders and individual investors, today announced that Andrew J. Hajducky III has resigned as executive vice president, treasurer and chief financial officer to pursue new opportunities, effective immediately. Christine A. Sampson, the Company’s vice president of finance and chief accounting officer, will serve as interim chief financial officer while Interactive Data conducts a search for Hajducky’s successor.

Ray D’Arcy, Interactive Data’s president and chief executive officer, stated, “I’d like to thank Andy for his contributions over the past three years and wish him well in his future endeavors. Having known and worked closely with Christine for the past 30 years, I am confident in her ability to oversee our accounting and finance organization as we advance our search for the Company’s next CFO. Interactive Data moves forward as an industry leader with compelling offerings, enduring customer relationships and extensive global distribution channels that are underpinned by a strong, vibrant financial foundation.”

As Interactive Data’s vice president of finance and chief accounting officer since December 2006, Christine Sampson, 56, has managed key areas within the Company’s accounting and finance operations. After joining Interactive Data in 1978 as a sales and tax accountant, Sampson advanced to positions of increasing responsibility, becoming vice president of finance and controller in November 2000. During the past decade of her tenure at Interactive Data, Sampson has played an instrumental role in helping the Company complete numerous acquisitions and adapt to an array of new financial reporting and accounting requirements.

A leading global executive search firm has been retained by the Company to assist in the selection of a new chief financial officer.

Interactive Data Corporation Forward-looking and Cautionary Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and federal securities laws, and is subject to the safe-harbor created by such Act and laws. Forward-looking statements include all statements that are not historical statements and include our statements discussing our intentions to select a new chief financial officer. These statements are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those contemplated by the forward-looking statements. Such factors include, but are not limited to: (i) our ability to attract and retain key personnel; and (ii) the ability of our majority shareholder to exert influence over our affairs; and other factors identified in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission. We undertake no obligation to update these forward-looking statements.

About Interactive Data Corporation

Interactive Data Corporation (NYSE: IDC) is a leading global provider of financial market data, analytics and related solutions to financial institutions, active traders and individual investors. The Company’s businesses supply real-time market data, time-sensitive pricing, evaluations and reference data for millions of securities traded around the world, including hard-to-value instruments. Many of the world’s best-known financial service and software companies subscribe to the Company’s services in support of their trading, analysis, portfolio management and valuation activities. Interactive Data, headquartered in Bedford, Mass., has approximately 2,400 employees in offices located throughout North America, Europe, Asia and Australia. Pearson plc (NYSE: PSO; LSE: PSON), an international media company, whose businesses include the Financial Times Group, Pearson Education, and the Penguin Group, is Interactive Data Corporation’s majority stockholder.

For more information about Interactive Data Corporation and its businesses, please visit www.interactivedata.com.

COMPANY CONTACTS
Investors:	Media:

Andrew Kramer	Brian Willinsky
Director of Investor Relations	Manager, Public Relations
781-687-8306	781-687-8291
andrew.kramer@interactivedata.com	brian.willinsky@interactivedata.com